Exhibit 23

[KPMG LLP letterhead]

INDEPENDENT AUDITORS’ CONSENT

To the Trustees of Hawaiian Electric Industries Capital Trust I:

We consent to incorporation by reference in Registration Statement Nos. 333-18809, 333-18809-01, and 333-18809-04 on Form S-3 of Hawaiian Electric Industries, Inc., Hawaiian Electric Industries Capital Trust I, and HEI Preferred Funding, LP and Registration Statement Nos. 333-18809-02 and 333-113120-02 on Form S-3 of Hawaiian Electric Industries Capital Trust II and Registration Statement Nos. 333-18809-03 and 333-113120-01 on Form S-3 of Hawaiian Electric Industries Capital Trust III of our report dated February 11, 2004, except as to note 5, which is as of March 16, 2004, relating to the consolidated balance sheets of Hawaiian Electric Industries Capital Trust I and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of earnings, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in this 2003 Annual Report on Form 10-K of Hawaiian Electric Industries Capital Trust I.

Our report refers to a change in accounting method for variable interest entities.

/s/    KPMG LLP

Honolulu Hawaii

March 17, 2004